THIRD AMENDMENT to the
FUND ADMINISTRATION SERVICING AGREEMENT

THIS THIRD AMENDMENT to the Fund Administration Servicing Agreement is made as of the last date on the signature page and is entered into by and between CUSHING® MUTUAL FUNDS TRUST, a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/ U. S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

WHEREAS, the Trust and Fund Services have previously entered into a certain Fund Administration Servicing Agreement, dated as of December 8, 2017 (the “Agreement”); and

WHEREAS, the parties desire to add new Funds to its series and to update fund names; and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

(1)	Exhibit A is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

(2)
Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications or prior writings (except as otherwise provided herein) with respect thereto. Except as expressly amended herein, all of the provisions of the Agreement shall remain in full force and effect, and all references to the Agreement in the Agreement or any document related thereto shall for all purposes constitute references to the Agreement as amended hereby. This Amendment shall in no way operate as a novation, release, or discharge of any of the provisions of the Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year last written below.

CUSHING® MUTUAL FUNDS TRUST    U.S. BANCORP FUND SERVICES, LLC
By: /s/ Jerry V. Swank                By: /s/ Anita M. Zagrodnik
Name: Jerry V. Swank                Name: Anita M. Zagrodnik
Title: President                    Title: Senior Vice President
Date: 1/7/2020                    Date: 1/9/2020

Exhibit A to the Fund Administration Servicing Agreement

Separate Series of Cushing Mutual Funds Trust

Name of Series

Cushing® NextGen Infrastructure Fund
Cushing® SMID Growth Focused Fund
Global Clean Equity Fund

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